Exhibit 10.6

SHEN ZHEN BAO AN GUIYIN COUNTY BANK

Credit Line Contract

Contract No.: 70002020140231

Credit Line Contract

Contract No.: 70002020140231

Credit Receiver (Party A): Springpower Technology (Shenzhen) Company Limited

Address: Workshop Building A, Shunchao Industrial Zone, Renmin Road, Danhu Community, Guanlan Street, Bao’an District

Legal Representative (Principal): Pan Dangyu

Tel.: 13510066248

Credit Grantor (Party B): SHEN ZHEN BAO AN GUIYIN COUNTY BANK LONGHUA BRANCH

Address: 2/F, Shangyou Residence, ShangYouSong, East Gongye Road, Longhua New Area

Legal Representative (Principal): Bai Yiming

Tel.: 15013856373

Whereas Party A applies to Party B for a credit line and Party B agrees to provide Party A with a credit line, IN WITNESS WHEREOF, in accordance with relevant laws, rules and regulations, Party A and Party B make and enter into this Contract upon unanimity through consultation between both parties, and both parties shall commonly abide by and execute this Contract.

Article 1 Credit Variety

Party B shall provide Party A with a credit product Banker's Acceptance Bill Credit Line.

Article 2 Credit Line

The credit line that Party B provides Party A shall be RMB (amount in words) Twenty-Nine Million Yuan Only.

The term “credit line” referred to in this Contract means the limit of the principal balance of RMB credit product that Party B provides Party A during the valid period of the credit line specified herein. During the valid period of the credit line, Party A may recycle the credit line. As long as the unpaid principal balance of the credit product under this Contract does not exceed the credit line, Party A may continuously apply for use of the credit line no matter how many times of application and how much is the amount applied each time. However, the sum of the amount of the credit product applied by Party A and the unpaid principal balance of the credit product under this Contract shall not exceed the credit line.

Article 3 Credit Period

The credit period shall be from November 19, 2014 to November 18, 2015.

When the credit period expires, the credit line which has not used shall become invalid automatically.

Banker’s Acceptance Bill Credit Period means the period for issuing a draft (in other words, the time limit for issuing a draft shall not exceed the credit period, but the valid period of related guarantee must cover the entire duration of the draft). The credit period of other credit businesses refers to the maturity period (in other words, the date of maturity of the business shall not exceed the credit period).

Article 4 Use of Credit

1. During the valid credit period and within the credit line, Party A may apply for use of the credit product hereunder trade by trade according to Party A’s needs. Both parties shall make and enter into a relevant contract and go through relevant formalities.

2. Preconditions for Use of Credit

As long as the following preconditions have been satisfied, Party B shall have the obligation to provide Party A with the credit product hereunder, except otherwise wholly or partly waived by Party B:

(1) Both parties have completed relevant legal procedures in connection with the execution of this Contract, including approval, registration, delivery and others in accordance with relevant laws and regulations;

(2) A guarantee contract in compliance with Party B’s requirements has become effective and shall remain in force;

(3) There is no breach under this Contract; and

(4) Other preconditions agreed by both parties:

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Article 5 Credit Guarantee

The following (1) shall be adopted as the guarantee method:

(1) Guarantee. Shenzhen Highpower Technology Co., Ltd. Pan Dangyu shall provide guarantee as the guarantor under this Contract and a Guarantee Contract shall be concluded and signed separately.

(2) Mortgage. The property provided by                 /                shall be taken as the mortgage guarantee and a Mortgage Contract shall be concluded and signed separately.

(3) Pledge. The property provided by                 /                  shall be taken as the pledge guarantee and a Pledge Contract shall be concluded and signed separately.

(4) Others:                 /

Article 6 Rights and Obligations of Party A

1. Party A shall have the right to request Party B to keep confidential the relevant financial materials and business secrets about production and operation provided by Party A, except otherwise prescribed by laws, rules and regulations.

2. Party A must, according to the requirements of Party B, provide the materials of its financial conditions and production and operation conditions. Party A shall ensure the genuine, completeness and effectiveness of the materials provided by Party A.

3. Party A shall, according to the stipulations of this Contract, repay Party B the principal and interest of the credit funds and pay Party B the relevant expenses on time and in full. Party A shall make settlement and deposit service of capital transactions hereunder through the account opened by Party A with Party B or a branch of Party B.

4. Party A shall actively coordinate and consciously accept Party B’s inspection and supervision on its production, operation and financial activities and the use conditions of the credit product under this Contract.

5. Party A shall use the credit line for the purpose designated by both parties.

6. Party A and Party A’s investors shall not escape its debts to Party B by means of drawing out capital or transferring assets, nor divestiture the bank’s funds or credit by discounting or pledging in a bank the notes receivable and accounts receivable without actual trading background by use of a false contract with affiliated parties.

7. During the valid period of this Contract, if Party A provides security for others’ debts, which may affect its repayment capacity of debts, Party A shall offer a written notice to Party B and obtain Party B’s consent in advance.

8. During the valid period of this Contract, if Party A has any change which is enough to affect the realization of the creditor’s rights of Party B, such as contract operation, custody (administration), lease, joint-stock reform, decrease of registered capital, investment, joint operation, consolidation, merger, acquisition and restructuring, division, equity joint venture, equity transfer, substantial increase of debt financing, (being filed or) filing for winding-up, filing for dissolution, being revoked, (being filed or) filing for bankruptcy, change of controlling shareholder/actual controller or major asset transfer, Party A shall obtain Party B’s prior written consent and implement repayment and guarantee of the debt hereunder according to Party B’s requirements. However, Party B’s written consent shall not affect Party B’s right to take remedy measures specified in this Contract when Party B thinks the abovementioned acts may endanger the creditor’s rights of Party B.

During the valid period of this Contract, if Party A has any change which may have significant adverse impact on Party A’s performance of repayment obligation under this Contract, such as production stoppage, operation suspension, being cancelled from registration, legal representative or main principal’s engagement in illegal activities, involvement in material litigation activities, serious difficulty in production and operation, or deterioration of financial conditions, decline of credit status, inability of the legal representative or the principal to perform his/her duties normally, Party A shall give a prior notice to Party B in writing and implement repayment and guarantee of the debt hereunder according to Party B’s requirements.

9. The expenses for attorney service, insurance, evaluation, registration, custody, appraisal and notarization under this Contract and in connection with the guarantee hereunder, and all the expenses of Party A for realization of creditor’s rights (including but not limited to legal cost, arbitration fee, property preservation cost, business traveling expenses, execution fee and attorney fee) shall be borne by Party A.

Article 7 Rights and Obligations of Party B

1. Party B shall have the right to understand Party A’s production, operation and financial activities and to request Party A to provide the materials of financial conditions and production and operation conditions.

2. If Party A’s credit rating is declined or has any one of the following significant issues, Party B shall have the right to adjust until cancel the credit line:

(1) major construction project with the total investment in excess of the sum of three years’ after-tax profits prior to investment;

(2) major system reform, such as merger, acquisition, division, bankruptcy, shareholding reform and asset reorganization;

(3) major lawsuit under which the litigation object reaches over 30% (included) of the net assets;

(4) external guarantee with the external guarantee amount reaches over 30% (included) of the net assets;

(5) significant personnel adjustment;

(6) major accident and other major events involved a large amount of compensation;

(7) delay in repayment of loan, overdue interest or other situations causing forced advance money paid by Party B.

3. Party B is entitled to deduct the funds payable by Party A to Party B hereunder from any account opened by Party A with Party B’s system.

4. Party B shall provide Party A with use of the credit product on time and in full according to the stipulations of this Contract, except otherwise delayed due to causes attributable to Party A.

5. Party B shall keep confidential the relevant financial materials and business secrets about production and operation provided by Party A, except otherwise prescribed by laws, rules and regulations.

Article 8 Liability for Breach of Contract

1. Breach

(1) Party A’s breach:

1. Party A has any breach under this Contract or has any violation of its legal obligations;

2. Party A expressly indicates or indicates by act that Party A will not perform any obligation under this Contract;

3. Party A’s all or any other debts have affected or may affect Party B to perform its obligations under this Contract.

(2) If Party A fails to provide new security as required by Party B under any one of the following circumstances of the guarantor, Party A shall be deemed as having conducted an event of default:

1. The guarantor violates any item specified or presented and warranted in the guarantee contract, resulting in any existing falsehood, error or omission;

2. The guarantor has any change which may affect the guarantor to assume guarantee liability, such as contract operation, custody (administration), lease, joint-stock reform, decrease of registered capital, investment, joint operation, consolidation, merger, acquisition and restructuring, division, equity joint venture, equity transfer, substantial increase of debt financing, (being filed or) filing for winding-up, filing for dissolution, being revoked, (being filed or) filing for bankruptcy, change of controlling shareholder/actual controller, or major asset transfer, production stoppage, operation suspension, huge penalty imposed by the authorized authority, being cancelled from registration, revocation of business license, involvement in material legal disputes, serious difficulty in production and operation, or deterioration of financial position, decline of credit status, inability of the legal representative or the principal to perform his/her duties normally;

3. The guarantor loses or may lose its guarantee capability.

(3) If Party A fails to provide new security as required by Party B under any one of the following circumstances of the mortgagor, Party A shall be deemed as having conducted an event of default:

1. The mortgagor fails to cover property insurance for the mortgage according to Party B’s requirements, or in an insurance accident, the Mortgagor fails to deal with insurance compensation pursuant to the mortgage contract;

2. In case of damage, loss or devaluation of the mortgage due to a third party's behavior, the mortgagor fails to deal with damages pursuant to the mortgage contract;

3. Without Party B’s written consent, the mortgagor transfers, leases, repeats mortgage or disposes the mortgage by other means;

4. The mortgagor disposes the mortgage upon Party B’s consent but fails to deal with the incomes from disposal of the mortgage pursuant to the mortgage contract;

5. In case of damage, loss or devaluation of the mortgage, affecting repayment of the debts under this Contract, the mortgager fails to timely recover the mortgage’s value or fails to provide other security accepted by Party B; or

6. Other breach circumstances of the Mortgagor prescribed in the mortgage contract.

(4) If Party A fails to provide new security as required by Party B under any one of the following circumstances of the pledgor, Party A shall be deemed as having conducted an event of default:

1. The pledgor fails to cover property insurance for the pledge according to Party B’s requirements, or in an insurance accident, the pledgor fails to deal with insurance compensation pursuant to the pledge contract;

2. The pledgor disposes the pledged property upon Party B’s consent but fails to deal with the incomes from disposal of the pledged property pursuant to the pledge contract;

3. In case of devaluation of the pledged property, affecting repayment of the debts under this Contract, the pledgor fails to timely recover the value of the pledged property or fails to provide other guarantee accepted by Party B;

4. Other breach circumstances of the pledgor prescribed in the pledge contract.

(5) In case of ineffectiveness, invalidity or cancellation of the security contract or other security method, or the Guarantor’s loss of security capacity partly or wholly, or the Guarantor’s refusal to perform the obligation for security, Party A shall be deemed as having conducted an event of default if Party A fails to implement new guarantee according to Party B’s requirements.

2. Remedy measures for breach

Under any one of the aforesaid events of default, Party B shall be entitled to exercise one or several of the following rights:

(1) to adjust, cancel or terminate the credit line, or to adjust the valid period of the credit line;

(2) to stop Party A’s use of the credit product under this Contract; to announce immediate maturity of the credit; to request Party A to immediately repay the loan principal, interest and other expenses under this Contract.

(3) to charge 0.5‰ of the principal balance of the credit product under this Contract from Party A as penalty.

(4) if Party A fails to use the credit for the purpose specified in this Contract, to calculate and charge default interest for the part diverted by Party A according to relevant stipulations of the People’s Bank of China;

(5) to deduct the funds payable by Party A to Party B hereunder from any account opened by Party A with Party B’s system.

(6) to exercise the right of guarantee.

(7) to ask Party A to re-provide the guarantee recognized by Party B.

(8) to cancel this Contract.

Article 9 Change of Contract

The party which needs to change the contents of this Contract after this Contract becomes effective shall notify the other party timely. Upon unanimity through consultation between both parties, a written agreement shall be concluded and signed, unless otherwise specified in this Contract or agreed by both parties out of this Contract.

Article 10 Other Provisions

1. Affiliated party

If Party A is a group client, Party A shall timely, comprehensively and accurately notify Party B of Party A’s affiliated party relationship and affiliated transactions. If Party A does not perform the aforesaid obligation of information disclosure, or the borrower or its affiliated party has any one of the following situations, which may adversely affect Party A’s performance of its obligations under this Contract, Party B shall have the right to take remedy measures specified in this Contract and prescribed by law:

(1) The financial conditions of Party A’s affiliated party are worse;

(2) Party A or its affiliated party is investigated and prosecuted or punished by law by an administrative organ for law enforcement and an executive authority, such as a judicial organization, tax authority or industrial and commercial bureau;

(3) the relationship of control or being controlled between Party A and its affiliated party changes;

(4) Party A’s affiliated party is involved in or may be involved in material economic dispute, litigation or arbitration;

(5) the main individual investor or key managerial person of Party A changes abnormally or is suspected of being involved in criminal acts so that the judicial organization carries out investigation by law or restricts the personal freedom;

(6) Other matters of Party A’s affiliated party, which will cause adverse impact on Party A.

In accordance with the Accounting Standards for Enterprises – Relationship between Affiliated Parties and Disclosure of Transactions among Them, the term “affiliated party” referred to herein means:

(1) Other enterprises under direct or indirect control of Party A, or other enterprises which directly or indirectly control Party A, and other enterprises under the control of the same parent company of Party A;

(2) The joint ventures of Party A;

(3) The associated enterprises of Party A;

(4) Party A’s main individual investors, key managerial personnel or the close family members thereof;

(5) Other enterprises under direct control of Party A’s main individual investors, key managerial personnel or the close family members thereof;

Other terms and expressions referred to herein shall have the same meanings as defined in the Accounting Standards for Enterprises – Relationship between Affiliated Parties and Disclosure of Transactions among Them.

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Article 11 Settlement of Contract Disputes

Any and all disputes during the execution process of this Contract may be settled through consultation between both parties. Where consultation fails, a lawsuit may be commenced in the people’s court at the location where Party B is located.

During the litigation period, the other clauses of the Contract not in dispute shall remain valid.

Article 12 Effectiveness of Contract

This Contract shall come into force when Party A and Party B’s legal representatives (principals) or authorized agents give their signatures (seals) herein and both parties affix their official seals herein.

Article 13 Contract Text

This Contract has been made out in four (4) originals for Party A and Party B each holding two (2), which shall be equally authentic.

During the valid credit period and within the credit line, all the legal documents concerning the creditor and debtor relationship between Party A and Party B shall be deemed as an integral part of this Contract.

Article 14 Declaration

1. Party A clearly understands the business scope and limit of authorization of Party B.

2. Party A has read through all the terms hereunder. At Party A’s request, Party B has explained the terms hereunder accordingly. Party A has full knowledge and thorough understanding of the meaning of the terms hereunder and the legal consequences thereof.

3. Party A’s signature and performance of obligations under this Contract comply with laws, administrative regulations, rules and Party A’s articles of association or internal organization documents, and Party A has been approved by its internal competent organizations and / or relevant state authorities.

4. Party A and its controlling shareholder have good credit status but have no significant bad record.

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Party A (Official Seal): Springpower Technology (Shenzhen) Company Limited (Seal) Legal Representative: Pan Dangyu (Seal) (or Authorized Agent) Nov. 11, 2014	Party B (Official Seal): SHEN ZHEN BAO AN GUIYIN COUNTY BANK LONGHUA BRANCH (Seal) Legal Representative: Bai Yiming (Seal) (or Authorized Agent) Nov. 11, 2014